SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               LOYALTYPOINT, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ___________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ___________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

          ___________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ___________________________________________________________

     5)   Total fee paid:

          ___________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          _________________________

     2)   Form, Schedule or Registration Statement No.:

          _________________________

     3)   Filing Party:
          _________________________

     4)   Date Filed:

          _________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               LOYALTYPOINT, INC.

To All LoyaltyPoint, Inc. Stockholders:

          We are pleased to invite you to attend the annual meeting of the stockholders of LoyaltyPoint, Inc. ("LoyaltyPoint"), which will be held at 9:00 a.m. on June 9, 2005, at our corporate headquarters located at 3885 Crestwood Parkway, Suite 550, Duluth, Georgia 30096, for the following purposes:

      1. To elect six members to our Board of Directors to serve a one-year term, four of whom shall be elected by holders of our Common Stock and Series A and Series B Preferred Stock, and two of whom shall be elected solely by holders of our Series B Preferred Stock;

      2. To ratify the appointment of Tauber & Balser, P.C. as our independent auditor for 2005; and

      3. For the transaction of such other matters as may properly come before the Annual Meeting.

          LoyaltyPoint's board of directors has fixed the close of business on April 29, 2005, as the record date for a determination of stockholders entitled to notice of, and to vote at, this annual meeting, and any adjournment thereof. Holders of our Series A and B Preferred Stock vote together with holders of our Common Stock on the proposals listed above with the exception of the election of two directors who will be elected solely by holders of Series B Preferred Stock. We are not soliciting proxies for the election of these two directors.

          IF YOU DO NOT PLAN ON ATTENDING THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE BUSINESS ENVELOPE PROVIDED. YOUR VOTE IS VERY IMPORTANT.

Dated:   April 29, 2005                 By the Order of the Board of Directors

                                        /s/ Paul Robinson
                                        --------------------
                                        Paul Robinson
                                        Chairman and CEO

                               LOYALTYPOINT, INC.
                                 PROXY STATEMENT

     This Proxy Statement is being sent to the holders of shares of Common Stock and Preferred Stock of LoyaltyPoint, Inc. ("LoyaltyPoint"), a Delaware corporation, in connection with the solicitation of proxies by our management for use at the 2005 Annual Meeting of Stockholders to be held at 9:00 a.m. on June 9, 2005, at 3885 Crestwood Parkway, Suite 550, Duluth, Georgia 30096, any adjournments thereof, for the following purposes:

1.   To elect four members to our board of directors to serve a one-year term;

2. To ratify the appointment of Tauber & Balser, P.C. as our independent registered public accounting firm for 2005; and

3. For the transaction of such other matters as may properly come before the Annual Meeting.

With this Proxy Statement, we are also mailing or delivering to our stockholders a proxy card, the Notice of Annual Meeting and a copy of our Form 10-KSB for the year ended December 31, 2004.

REQUIRED VOTE

The presence in person or by proxy of a majority of the (i) 102,498,832 outstanding shares of Common Stock and (ii) 31,115,997 votes held by holders of Preferred Stock (together the "Voting Power") as of the record date of April 29, 2005 (the "Record Date") is necessary to constitute a quorum at the Annual Meeting. Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Annual Meeting. The affirmative vote of the holders of a plurality of the Voting Power present in person or represented by proxy at the Annual Meeting will be required to elect four directors to our board of directors under Proposal No. 1. This means that the four persons who receive the most votes are elected. The vote of a majority of outstanding shares of the Voting Power present in person or represented by proxy is necessary to approve Proposal No. 2, and also to approve any other business (referred to as Proposal No. 3).

Proxies that abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in "street name" is entitled to vote the shares on some matters but not others. If your shares are in street name (or held by your broker) and you do not give your broker voting instructions on those matters for which the broker has no discretion, the missing votes are broker non-votes. In this year's vote, brokers are entitled to vote for Proposal Nos. 1 and 2, but not for Proposal No. 3. Client directed abstentions are not broker non-votes. Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to the stockholders (except Proposal 1) and will have the same effect as a vote against the proposals. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for LoyaltyPoint. For these reasons, it is important that all shares are represented at the Annual Meeting, either by you personally attending the Annual Meeting in person or by giving a proxy to vote your shares.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

Your vote is very important. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all proposals. You should specify your respective choices on the accompanying proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares of Common Stock represented by your signed proxy card will be voted "FOR" Proposal Nos. 1 and 2 listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote for or against these matters according to their judgment.

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Secretary of LoyaltyPoint, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: LoyaltyPoint, Inc., 3885 Crestwood Parkway, Suite 550, Duluth, Georgia 30096, Attention: Stephen Avalone, Secretary.

COST OF SOLICITATION

The proxies will be solicited by mail and the cost of solicitation will be paid by LoyaltyPoint. Designated officers and selected employees may also solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. These officers and employees will not be compensated additionally for that solicitation. We will also pay for the cost of this additional solicitation. We are also requesting that brokers, banks and other custodians send soliciting materials to beneficial owners. We will reimburse them for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies as provided herein will be paid by LoyaltyPoint.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
               STOCKHOLDERS VOTE "FOR" PROPOSAL NOS. 1, 2, AND 3.

Our Common Stock is traded on the Over-the-Counter Bulletin Board (the "OTCBB") under the symbol LYLP.OB. On April 28, 2005, the closing price for the Common Stock as reported by the OTCBB was $0.035 per share.

We are mailing this Proxy Statement and the accompanying Form 10-KSB, Notice of Annual Meeting and proxy card to our stockholders on or about May 6, 2005.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, there were 102,498,832 shares of LoyaltyPoint's Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders. In addition, there are three shares of super voting Series A Preferred Stock outstanding that currently entitle the holder to a total of 346,766 votes, which vote together with the Common Stock. Series A Preferred Stock is not convertible into Common Stock. There are also 30,769,231 shares of Series B Preferred Stock ("Series B") outstanding. Each holder of shares of Series B is entitled to the number of votes equal to the number of whole shares of Common Stock into which it is convertible, which is currently one, at the option of the holder. In addition, the Series B Preferred Stockholders, voting as a class, are entitled to elect two members of our Board of Directors.

The following table sets forth the number of shares of LoyaltyPoint's voting stock beneficially owned as of April 29, 2005 by (i) those persons known by LoyaltyPoint to be owners of more than 5% of LoyaltyPoint's Capital Stock, (ii) each director and executive officer of LoyaltyPoint, and (iii) all executive officers and directors of LoyaltyPoint as a group.

                                                                                                   Percent
                           Name and Address of                        Amount and Nature of           of
Title of Class             Beneficial Owner(1)                        Beneficial Ownership      Voting Power(2)
--------------             -------------------                        --------------------      ---------------
Common Stock               Paul Robinson                                  6,984,710(3)                5.2%
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock               Stephen Avalone                                6,559,281(3)                4.9%
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock               Robert A. Scellato                             21,381,825(3)              16.0%
                           4730 North 500 West
                           Bargersville, IN 46106

Common Stock               Jerry P. Malec                                     0(4)                      *
                           20111 Stevens Creek Blvd.
                           Cupertino, CA 95014

Common Stock               James Ernest Riddle                                0(4)                      *
                           3225 Cumberland Blvd.
                           Suite 475
                           Atlanta, GA 30339

Common Stock               David M. Falgoust                                  0(5)                      *
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock and Series    John C. Colligan                               2,526,899(6)                1.9%
B Preferred Stock          c/o Accel Partners
                           428 University Avenue
                           Palo Alto, CA 94301

Common Stock               Jeffrey Benjamin                                43,515 (7)                   *
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock               James W. Breyer, Arthur C. Patterson,          31,759,207(8)              23.8%
and Series B Preferred     Theresia G. Ranzetta, James R. Swartz
Stock                      and J. Peter Wagner, Accel VII L.P.,
                           Accel VII Associates L.L.C., Accel
                           Internet Fund III L.P., Accel Internet
                           Fund III Associates L.L.C., Accel
                           Investors '99 L.P.
                           c/o Accel Partners
                           428 University Avenue
                           Palo Alto, CA 94301


Common Stock               Accel VII L.P.                                 23,914,683(9)              17.9%
and Series B               c/o Accel Partners
Preferred Stock            428 University Avenue
                           Palo Alto, CA 94301

Common Stock and Series    Leigh Rothschild                               7,110,619(10)               5.3%
A Preferred Stock          950 S. Pine Island Road
                           Suite A150-1094
                           Plantation, FL 33324

All executive officers                                                     37,496,230                28.0%
and directors as a group                                                 (3)(4)(5)(6)(7)
(8 persons)

 * less than 1%

     (1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell such securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise. For the purposes of this Proxy Statement, all options which vest within 60 days are included as beneficially owned by the listed persons or group.

     (2) Based upon the total voting power of Common Stock and the Series A and Series B Preferred Stock.

     (3) Does not include options to purchase 200,000 shares of Common Stock granted on April 21, 2005. 25% of the options vest one year following the date of grant, and the remainder vest at the rate of 6.25% every three months thereafter, subject to continued guarantee of loans to the company.

     (4) Does not include options to purchase 500,000 shares of Common Stock received upon appointment to the board of directors. 25% of the options vest one year following the date of grant, and the remainder vest at the rate of 6.25% every three months thereafter, subject to continued service.

     (5) Does not include options to purchase 750,000 shares of Common Stock received by Mr. Falgoust as an inducement to his employment. 25% of the options vest one year following the date of grant, and the remainder vest at the rate of 6.25% every three months thereafter, subject to continued employment.

     (6) Includes 537,116 shares of common stock issuable upon the exercise of vested stock options, 66,706 shares of Common Stock and 1,923,077 shares of Series B directly owned by Mr. Colligan. Although Mr. Colligan is an affiliate of Accel Partners, the 31,759,207 shares of Series B owned by Accel VII L.P., Accel Internet Fund III L.P., and Accel Investors '99 L.P. are not included because Mr. Colligan is not the beneficial owner of these shares. Also does not include 321,429 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock directly owned by Mr. Colligan or 1,716,643 shares of Common Stock issuable upon exercise of unvested stock options to purchase Common Stock which vest at the rate of 63,849 shares per month until 100% of the shares become vested.

     (7) Does not include options to purchase 1,500,000 shares of Common Stock received by Mr. Benjamin as an inducement to his employment. 25% of the options vest on November 5, 2005, and the remainder vest at the rate of 6.25% every three months thereafter, subject to continued employment.

     (8) Based solely on information provided on Schedule 13D and Form 3 filed with the SEC by Mr. Colligan, Accel VII L.P., Accel Internet Fund III L.P., Accel Internet Fund '99 L.P., James W. Breyer, Arthur C. Patterson, Theresia G. Ranzetta, James R. Swartz and J. Peter Wagner on August 23, 2004 and August 13, 2004, respectively. Includes the 23,914,683 shares held by Accel VII L.P. The remaining shares are held directly by Accel Internet Fund III L.P. and Accel Internet Fund '99 L.P. The 31,759,207 shares are being disclosed together because each of the listed individuals is a managing member of the respective entity which holds the shares.

     (9) Based solely on information provided on Schedule 13D and Form 3 filed with the SEC by Accel VII L.P. and others as described in note 6 above. The shares are held directly by Accel VII L.P. of which Accel VII Associates L.L.C. is the general partner. Because the listed individuals are the managing members of Accel VII Associates LLC, these shares are also included in the 31,759,207 shares disclosed in the table above.

     (10) Mr. Rothschild is a former director. He did not file a Schedule 13G to report his holdings as of December 31, 2004, and based upon his oral assertions to our chief executive officer, we believe he may have sold shares of Common Stock since his resignation in August 2004. Accordingly, the numbers which follow may not be accurate. Includes 5,749,892 shares of Common Stock beneficially owned by an irrevocable trust, of which Mr. Rothschild is a beneficiary, and 346,766 votes as the result of the ownership of preferred stock, which votes together with Common Stock as one class, of preferred stock, which votes together with Common Stock as one class, although the Series A Preferred Stock is not convertible into Common Stock.

BOARD OF DIRECTORS

LoyaltyPoint is managed under the direction of its board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for reviewing the overall performance of LoyaltyPoint. It is not, however, involved in the operating details on a day-to-day basis. The board of directors is kept advised of our business through regular written communications and discussions with management.

COMPENSATION OF OUR DIRECTORS

LoyaltyPoint does not pay its non-employee directors cash compensation, but has elected to provide them with discretionary grants of stock options.

CODE OF ETHICS/WHISTLE-BLOWER PROCEDURES

     We have adopted whistle-blower procedures and a code of ethics that applies to our directors and all of our employees including our executive officers. A copy of our code of ethics is attached to this Proxy as Exhibit A.

BOARD MEETINGS

Our board of directors held 8 meetings and acted by unanimous consent on 23 occasions during the fiscal year ended December 31, 2004. All directors attended the meetings of the board of directors.

     COMMITTEES

     We have a Compensation Committee, Audit Committee and Nominating Committee, each consisting of non-employee directors. We currently have four non-employee directors, two of whom are independent as the term is defined by the rules of the Nasdaq Stock Market, and one of whom may be independent. The board has determined that Messrs. Jerry P. Malec and James Ernest Riddle are independent, and Mr. Robert Scellato is not independent due to a significant loan and guarantee by him of a second loan made to us. Mr. John C. Colligan may not be independent as a result of owning a substantial amount of our equity. Although the board of directors may decide he is independent, it has not considered the matter.

     AUDIT COMMITTEE

     The Audit Committee's primary role is to review our accounting policies and issues which may arise in the course of our audit. The Audit Committee selects our independent auditors, approves all audit and non-audit services, and reviews the independence of our auditors. The Audit Committee also reviews the audit and non-audit fees of the auditors. Our Audit Committee is also responsible for certain corporate governance and legal compliance matters.

     The Audit Committee is governed by its Audit Committee Charter, a copy of which is attached to this Proxy as Exhibit B. The members of the Audit Committee are Messrs. Colligan, Malec and Riddle. Our board of directors has determined that Mr. Colligan is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act.

     The Audit Committee was established on November 5, 2004 and held no meetings in 2004.

     COMPENSATION COMMITTEE

     The Compensation Committee determines the compensation of our executive officers. The Compensation Committee held one meeting in 2004. A copy of the Compensation Committee Charter is attached to this Proxy as Exhibit C.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Scellato and Colligan. Each member has served on the Committee since it was established on November 5, 2004, and no other person served on the Committee during 2004. There are no members of the Compensation Committee who were officers or employees of LoyaltyPoint or any of its subsidiaries during the fiscal year, formerly officers of Loyaltypoint, or had any relationship otherwise requiring disclosure in this Proxy Statement.

     NOMINATING COMMITTEE

     Our Nominating Committee's role is to nominate candidates for our board of directors. Its duties are governed by our Nominating Committee charter. The Committee has not established any specific minimum qualifications or criteria that a nominee must possess, and will consider a number of factors, including background, education, and industry experience in evaluating nominees. The nominating committee was established on November 5, 2004 and did not meet during 2004. The members of the Nominating Committee are Messrs. Colligan, Malec and Scellato. A copy of the Nominating Committee Charter is attached to this Proxy as Exhibit D.

     The Nominating Committee will consider candidates proposed by stockholders and will evaluate stockholder proposed candidates using the same criteria as for other candidates. Any stockholders who wish to propose candidates to serve as directors to be considered at our 2006 annual meeting of stockholders, should provide written notice to the Nominating Committee in care of LoyaltyPoint at 3885 Crestwood Parkway, Suite 550, Duluth, GA 30096 by December 31, 2005.

DIRECTORS AND EXECUTIVE OFFICERS

The following is a list of our directors and executive officers. All directors serve one-year terms or until each of their successors are duly qualified and elected. The officers are elected by the board of directors.

NAME                                AGE                       POSITION(S)
Paul Robinson                       46                        Chairman of the Board, Chief
                                                              Executive Officer and President

Jeffrey S. Benjamin                 40                        Chief Financial Officer

Stephen Avalone                     36                        Chief Marketing Officer, Secretary, and Director

David M. Falgoust                   52                        General Counsel

John C. Colligan                    51                        Director

Robert A. Scellato                  64                        Director

Jerry P. Malec                      62                        Director

James Ernest Riddle                 63                        Director

ITEM 1. ELECTION OF DIRECTORS

We currently have six directors on our board of directors. Our common and preferred stockholders, voting together, are entitled to elect four members of our board of directors. The four current directors who are not designees of the Series B who have been nominated for election this year have agreed to serve if elected. They are Mr. Paul Robinson, Mr. Stephen Avalone, Mr. Robert A. Scellato and Mr. James Ernest Riddle.

The four persons who receive the most votes cast will be elected and will serve as directors until the 2006 Annual Meeting of Stockholders unless they die, resign or are removed before that meeting. If a nominee becomes unavailable for election before the 2005 Annual Meeting, the board of directors can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

Our Series B stockholders, voting as a class, are entitled to elect two members of our board of directors. We are not soliciting proxies for the election of these directors. Holders of our Series B will elect these directors separately. Messrs. John C. Colligan and Jerry P. Malec currently serve as directors designated by our Series B stockholders. Messrs. Colligan and Malec have each agreed to serve if elected. We anticipate that holders of a majority of the outstanding shares of Series B Preferred Stock will elect both Mr. Colligan and Mr. Malec to serve as directors until the 2006 Annual Meeting of Stockholders unless they die, resign or are removed before that meeting. If this should occur, our Series B stockholders are entitled to elect a substitute director to fill the resulting vacancy.

                           INFORMATION ABOUT NOMINEES

Information about the four persons nominated as directors to be elected by holders of our Common and Preferred Stock as well as information about the two persons nominated to be elected as directors by holders of our Series B is provided below. The shares represented by proxy cards returned to us will be voted FOR Messrs. Robinson, Avalone, Scellato and Riddle unless you specify otherwise.

BACKGROUND OF DIRECTORS

PERSONS NOMINATED FOR ELECTION BY OUR COMMON AND PREFERRED STOCKHOLDERS

PAUL ROBINSON became chief executive officer, treasurer and chairman of the board of directors of LoyaltyPoint on February 18, 2004. He also assumed the position of president effective September 30, 2004. Mr. Robinson has been chief executive officer and chairman of the board of directors of FUNDever, our wholly-owned subsidiary, since it commenced operations in April 2002. From June 1, 1999 through February 28, 2002, Mr. Robinson was president of Netbytel, Inc.

STEPHEN AVALONE became chief marketing officer and secretary of LoyaltyPoint on February 18, 2004 and became a director on April 11, 2004. He has been chief marketing officer of FUNDever since it commenced operations in April 2002. From January 2000 through January 2002, Mr. Avalone was vice president, marketing for Netbytel.

ROBERT A. SCELLATO became a director of LoyaltyPoint on April 11, 2004. For more than the past five years, he has been self-employed through Scellato Farms, which operates a farm in Indiana through Scellato Farms, LLC and through entities he also controls the operations of two farms located in Australia. Additionally, for more than the past five years, Mr. Scellato has been a private investor.

JAMES ERNEST RIDDLE became a director of LoyaltyPoint on March 28, 2005. Since 2000, Mr. Riddle has been a principal and Managing Partner of Growth Circle, LLC. Previously, he had served as President of Norrell Services, Inc.

PERSONS NOMINATED FOR ELECTION BY OUR SERIES B STOCKHOLDERS

JOHN C. COLLIGAN became a director of LoyaltyPoint on August 13, 2004. He is a partner at Accel Partners, a venture capital firm he joined in 1998. He is also a member of the board of directors of CNET Networks. Mr. Colligan is serving as the designee of the Series B stockholders.

JERRY P. MALEC has been a principal, and the founding Chairman of Servigistics, Inc. since 1997. He currently is Servigistics, Inc.'s Executive Chairman. Servigistics, Inc. is a second-stage enterprise class software company. Mr. Malec has been nominated as the second designee of the Series B stockholders.

NON-DIRECTOR EXECUTIVE OFFICERS

JEFFREY S. BENJAMIN became the chief financial officer on November 5, 2004. From January 2004 until November 2004, Mr. Benjamin was a financial consultant. From September 2000 until January 2004, Mr. Benjamin was employed by us, the last two years of which he served as chief financial officer. From 1994 through 2000, Mr. Benjamin was employed by Ocwen Financial Corporation.

DAVID M. FALGOUST became General Counsel on March 28, 2005. For more than 16 years, Mr. Falgoust was employed in a variety of capacities at BellSouth Corporation and its subsidiaries, most recently as Vice President, General Counsel and Secretary of BellSouth Entertainment, LLC, until 2002. From

2002 to 2004 he was not employed. During 2004 and 2005, prior to joining the Company, he provided legal counsel services to Bellsouth Corporation as an independent contractor.

EXECUTIVE COMPENSATION

Through their one year employment agreements which expire on December 31, 2005, Mr. Robinson receives an annual salary of $251,700 per year, and Mr. Avalone $150,000 per year. Upon termination without cause, Messrs. Robinson and Avalone are entitled to one-year's severance. Additionally, Mr. Benjamin receives a salary at the annual rate of $140,000 and is entitled to three months severance if dismissed without cause. He also received 1,500,000 stock options exercisable at $0.14 per share which vest over four years (subject to continued employment) with the first vesting date in November 2005. Mr. Falgoust receives a salary at the annual rate of $135,000. He also received 750,000 stock options exercisable at $0.05 per share which vest over four years (subject to continued employment) with the first vesting date in March 2006.

Except for the employment agreements described above, LoyaltyPoint does not pay any compensation to its executive officers.

The following table sets forth the compensation paid during each of the three years ended December 31, 2004 to our chief executive officer and our other executive officers whose total salary and bonus in our fiscal year ended December 31, 2004 exceeded $100,000.

                                                ANNUAL COMPENSATION

                                                    Fiscal                             Other Annual
Name and Principal Position                          Year       Salary       Bonus     Compensation
---------------------------                         ------     --------      -----     ------------
Paul Robinson                                       2004       $213,114      $   0     $     0
  Chief Executive Officer                           2003       $      0      $   0     $     0
                                                    2002       $      0      $   0     $     0

Leigh Rothschild                                    2004       $421,346      $   0     $     0
    Former Chief Executive Officer                  2003       $350,000      $   0     $     0
                                                    2002       $340,770      $   0     $     0

Stephen Avalone,                                    2004       $132,921      $   0     $     0
Chief Marketing Officer                             2003       $      0      $   0     $     0
                                                    2002       $      0      $   0     $     0

Jeffrey Benjamin                                    2004       $ 61,943      $   0     $     0
    Chief Financial Officer                         2003       $115,000      $   0     $     0
    (Principal Accounting Officer)                  2002       $115,885      $   0     $     0

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   % OF TOTAL
                               NUMBER OF          OPTION/SARS
                              SECURITIES           GRANTED TO
                          UNDER-LYING OPTIONS/    EMPLOYEES IN       EXERCISE PRICE PER
    NAME                    SARS GRANTED           FISCAL YEAR            SHARE                EXPIRATION DATE
----------------          --------------------    ------------       ------------------        ---------------
Paul Robinson                     0
Leigh Rothschild                  0
Jeffrey Benjamin          1,500,000                  45.7%             $    0.14                    2014
Stephen Avalone                   0

During 2004, no executive officer exercised any options or SARS.

During 2004, LoyaltyPoint did not adjust or amend the exercise price of any stock options previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means.

EQUITY INCENTIVE PLANS

We have in effect our Equity Incentive Plan and our 2004 Stock Plan. Following the adoption of our 2004 Stock Plan, the board has ceased granting additional awards under the Equity Incentive Plan. The purpose of these plans is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership in our company by such persons. Both plans provide for grants of stock options, restricted stock, stock appreciation rights, and other stock-related awards and performance or annual incentive awards, collectively referred to as Awards. The plans are administered by our board of directors.

SHARES AVAILABLE FOR AWARDS; PER-PERSON LIMITATIONS. An aggregate of 8,000,000 shares of Common Stock are reserved for issuance with respect to Awards granted under the 2004 Stock Plan. As of April 29, 2005, 5,044,893 shares were reserved for the exercise of outstanding stock options outstanding under the 2004 Stock Plan. If any Award granted under the 2004 Stock Plan should expire or terminate for any reason other than having been exercised and/or paid in full, the shares subject to that Award will again be available for purposes of the 2004 Stock Plan.

Our board of directors (or Compensation Committee) is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution, liquidation, sale of substantially all of the assets of LoyaltyPoint, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The board of directors is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

ELIGIBILITY. The persons eligible to receive Awards are our officers, directors, employees and independent contractors, except only employees are eligible to receive incentive stock options. An employee on leave of absence may be considered as still in our employ or in the employ of a subsidiary for purposes of eligibility for participation in the 2004 Stock Plan.

RELATED PARTY TRANSACTIONS

In connection with the closing of our merger with FUNDever on February 18, 2004, LoyaltyPoint elected not to retain existing management. As a result, its former officers received payments under change of control agreements of $1,056,366 directly from LoyaltyPoint, including Mr. Leigh Rothschild, who received $420,376. The severance agreements required LoyaltyPoint to continue employing its officers for one year following a change of control. The amendment of the severance agreements provided for lump sum payments in exchange for immediate termination of employment. We believe Mr. Rothschild is the beneficial owner of approximately 5.9% of our Capital Stock and, directly and through a trust, received $294,210 and 2,031,138 shares of Common Stock from the dividends paid to stockholders of record as of February 17, 2004. Mr. Rothschild continued as a director until he resigned in August 2004.

Messrs. Paul Robinson and Steven Avalone owned approximately 40% and 20% interest, respectively, of Your Auction Stop, LLC. ("YAS"), which provided services to Schoolpop, Inc., our wholly-owned subsidiary, during 2004. From the date of the merger with FUNDever on February 18, 2004 through September 12, 2004, we paid YAS for services rendered. On September 13, 2004, we acquired YAS. We paid $25,000 in cash, issued a 12-month $75,000 note, agreed to issue 588,235 shares of our Common Stock, cancelled $62,582 of debt owed to Schoolpop by YAS, and assumed a note payable to a third party with a current principal balance of $40,625. The cash and note payments are being paid to each of Paul Robinson, Stephen Avalone and Michael Avalone in accordance with their ownership interests of YAS. This will reimburse them for their initial investment. None of our Common Stock was issued to Paul Robinson and/or Stephen Avalone.

In connection with the merger with FUNDever in 2004, the former board of directors required FUNDever to extend its lines of credit which had been guaranteed by the FUNDever officers. In order to facilitate the merger closing, Mr. Robert Scellato paid one of the prior lines of credits and lent Schoolpop $1,000,200. This loan bears interest at the floating rate of prime plus 1.5% per annum. We make monthly payments of accrued interest only, with the principal balance due in quarterly installments of $250,000, plus interest, beginning in March 2006. Each of Messrs. Paul Robinson, Mickey Freeman, and Stephen Avalone are guarantors of this loan. In addition, Messrs. Robinson, Avalone and Scellato remain guarantors on an $860,000 line of credit to LoyaltyPoint which was originally with Schoolpop in the amount of $430,000. Messrs. Robinson, Avalone and Scellato were each granted options to purchase 200,000 shares of our common stock in consideration of these guarantees. This loan has been extended to May 31, 2005. Mr. Scellato lent FUNDever $575,000 in 2003, of which he converted $450,000 to FUNDever Common Stock prior to the merger between LoyaltyPoint and FUNDever. The current balance due of $37,000 is being paid in monthly installments of $4,000 without interest.

During the second quarter of 2004 we borrowed $200,000 from a director, Mr. Scellato, who was our largest stockholder prior to the August 13th $4 million financing. We pledged our marketable securities as collateral. This loan was repaid in August 2004 from the proceeds of the sale of our marketable securities.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires LoyaltyPoint's directors and executive officers and persons who own more than 10 percent of a registered class of the LoyaltyPoint's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of LoyaltyPoint. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish LoyaltyPoint with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 supplied to the LoyaltyPoint, except for Messrs. Benjamin and Malec who did not timely file their reports on Form 3, none of the officers, directors or 10 percent stockholders of LoyaltyPoint were late in any necessary filings under Section 16(a).

EQUITY COMPENSATION PLANS

     SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                                 EQUITY COMPENSATION PLAN INFORMATION
------------------------------------------------------------------------------------------------------
                                                                                NUMBER OF SECURITIES
                                                                               REMAINING AVAILABLE FOR
                                                                                FUTURE ISSUANCE UNDER
                            NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE        EQUITY COMPENSATION
                            BE ISSUED UPON EXERCISE     EXERCISE PRICE OF         PLANS (EXCLUDING
                            OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    SECURITIES REFLECTED IN
                              WARRANTS AND RIGHTS      WARRANTS AND RIGHTS           COLUMN (a))
      PLAN CATEGORY                   (a)                      (b)                       (c)
------------------------------------------------------------------------------------------------------

Equity compensation plans
approved by security
holders                            5,823,707                  $0.14                   4,976,293

Equity compensation plans
not approved by security
holders                           12,578,314                  $0.52                       0
                                  ----------                                          ---------
          TOTAL                   18,402,021                  $0.40                   4,976,293
                                  ==========                                          =========


ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On April 21, 2005, subject to stockholder ratification, our board of directors has appointed Tauber & Balser, P.C. to serve as our Independent Registered Public Accounting Firm for the year ending December 31, 2005. Tauber & Balser, P.C. replaced Marcum & Kliegman LLP as our independent auditors. Selection of LoyaltyPoint's Independent Registered Public Accounting Firm is not required to be submitted to a vote of the stockholders of LoyaltyPoint for ratification. However, LoyaltyPoint is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the board of directors may, in its discretion, appoint different independent auditors at any time during the year if they determine that such a change would be in the best interests of LoyaltyPoint and its stockholders.

Marcum & Kliegman LLP, who had been engaged as our independent auditor since June 15, 2004, audited the financial statements of FUNDever and Schoolpop contained in a Form 8-K filed with the SEC and also reviewed two Form 10-QSBs, but have not conducted an audit of our full-year financial statements. Marcum & Kliegman LLP's report on the financial statements of FUNDever and Schoolpop did not contain an adverse opinion or disclaimer nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. We have not had any disagreements with Marcum & Kliegman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum & Kliegman LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Kaufman Rossin & Co., P.A., who had been engaged as our independent auditor since June 25, 2002, was dismissed on June 15, 2004. Kaufman Rossin & Co., P.A.'s reports on our consolidated financial statements during the two-year period ended December 31, 2003 did not contain an adverse opinion or disclaimer opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 2003, and the subsequent interim period preceding such dismissal, we did not have any disagreements with Kaufman Rossin & Co., P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kaufman Rossin & Co., P.A., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

During the two-year period prior to Tauber & Balser, P.C.'s engagement, neither LoyaltyPoint nor anyone on its behalf consulted Tauber & Balser, P.C regarding either the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the our consolidated financial statements, nor has Tauber & Balser, P.C provided to LoyaltyPoint a written report or oral advice regarding such principles or audit opinion.

Representatives of Tauber & Balser, P.C. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The board of directors recommends a vote "FOR" this proposal.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

The aggregate fees billed by Tauber & Balser, P.C. for professional services rendered by our principal independent accountants for the audit of our annual financial statements and review of our financial statements included in our Forms 10-QSB for the year ended December 31, 2004 were $59,411 as compared to $0 for the year ended December 31, 2003. Marcum & Kliegman, LLP billed us $190,069 for the services they provided in 2004 described above. The aggregate fees billed by Kaufman Rossin & Co., P.A. for professional services rendered by our principal independent accountants for the audit of our annual financial statements and review of our financial statements included in our Forms 10-QSB for the year ended December 31, 2003 were $40,000.

AUDIT-RELATED FEES

Tauber & Balser, P.C. billed us $0 in audit related fees during the fiscal years ended December 31, 2004. Kaufman Rossin & Co., P.A. billed us $9,975 in audit related fees during the fiscal year ended December 31, 2003

TAX FEES

Tauber & Balser, P.C billed us $0 for tax services for the year ended 2004. Kaufman Rossin & Co., P.A. billed us $10,000 for tax services for the year ended 2003.

ALL OTHER FEES

Neither Tauber & Balser, P.C. nor Kaufman Rossin & Co., P.A. performed any other services for us during the fiscal years ended December 31, 2003 or 2004.

We have not adopted audit committee pre-approval policies and procedures.

ITEM 3. OTHER MATTERS

LoyaltyPoint has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, LoyaltyPoint will cancel the proxy.

STOCKHOLDERS' PROPOSALS

     Any stockholder of LoyaltyPoint who wishes to present a proposal to be considered at the 2006 Annual Meeting of the stockholders of LoyaltyPoint and who wishes to have such proposal presented in LoyaltyPoint's Proxy Statement for such meeting, must deliver such proposal in writing to LoyaltyPoint no later than December 31, 2005.

                                  By the Order of the board of directors

Duluth, Georgia

April 29, 2005                    Paul Robinson, Chairman and CEO

                                                                       EXHIBIT A

                               ETHICAL GUIDELINES

                        ADOPTED BY THE BOARD OF DIRECTORS
                                       OF
                               LOYALTYPOINT, INC.
                               ON OCTOBER 15, 2004

INTRODUCTION

     These Ethical Guidelines will serve as LoyaltyPoint, Inc.'s ("LoyaltyPoint") Code of Ethics ("Guidelines") and as such they cover a wide spectrum of business practices and procedures. They do not cover every issue that may arise, but they set out some basic principles to guide all employees and directors of LoyaltyPoint. We expect all of our employees and directors to comply with them and to seek to avoid even the appearance of improper behavior. These Guidelines should also be provided to and followed by LoyaltyPoint's agents and representatives, including consultants. Although the Guidelines refer to our employees and sometimes, our officers (each of whom is an employee) and directors, all Guidelines apply to our directors even when we do not specifically refer to them.

     If a law conflicts with a policy in these Guidelines, you must comply with the law. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation.

     Those who violate these Guidelines may be subject to disciplinary action, which may include termination of employment, depending on the nature of the violation. If you are in a situation, which you believe may violate or lead to a violation of these Guidelines, follow the recommendations described in Section 14 below.

1.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS

     Obeying the law, both in letter and in spirit, is the foundation on which LoyaltyPoint's ethical standards and our reputation are built. All employees must respect and obey the laws of the cities, states and nations in which we operate. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel.

     If requested, LoyaltyPoint will hold information and training sessions to promote compliance with laws, rules and regulations, including insider trading laws.

2.   CONFLICTS OF INTEREST

     A "conflict of interest" exists when a person's private interest interferes in any way with the interests of LoyaltyPoint. A conflict may arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her LoyaltyPoint work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position with LoyaltyPoint. For example, loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest. LoyaltyPoint cannot make any loans to executive officers and directors.

     Because it is usually a conflict of interest for a LoyaltyPoint employee to perform services simultaneously for a customer or supplier, prior board of directors' approval is required. You are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf. Conflicts of interest are prohibited as a matter of LoyaltyPoint policy, except under specific guidelines approved by the Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or LoyaltyPoint's legal counsel. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the procedures described in Section 14 below.

3.   INSIDER TRADING

     Employees who have access to confidential information are not permitted to use or share that information for trading purposes or for any other purpose except the conduct of our business. All non-public information about LoyaltyPoint should be considered confidential information. To use non-public information for personal benefit (financial or otherwise) or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal. In order to assist with compliance with laws against insider trading, LoyaltyPoint has adopted a specific policy governing employees' trading in securities of LoyaltyPoint. This policy has been distributed to our employees and directors and is also available upon request to every employee and director. If you have any questions, please consult Michael D. Harris, Esq., LoyaltyPoint's SEC counsel at 561-689-4441.

4.   CORPORATE OPPORTUNITIES

     Employees, officers and directors are prohibited from taking for themselves personally, opportunities that are discovered through the use of corporate property, information, or position, without the written consent of the Board of Directors. No employee, officer or director may use corporate property, information, or position, for improper personal gain, and no employee may compete with LoyaltyPoint directly or indirectly. Employees, officers and directors owe a duty to LoyaltyPoint to advance its legitimate interests when the opportunity to do so arises.

5.   COMPETITION AND FAIR DEALING

     We seek to outperform our competition fairly and honestly. Stealing or misappropriating proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by current or former employees of other companies is prohibited. Each employee should endeavor to respect the rights of, and deal fairly with, LoyaltyPoint's customers, suppliers, competitors and other employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any LoyaltyPoint employee, officer or director (or family member) unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Please discuss with your supervisor any gifts or proposed gifts which you are not certain are appropriate. Please use common sense.

6.   DISCRIMINATION AND HARASSMENT

     The diversity of LoyaltyPoint's employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment. Examples may include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

7.   HEALTH AND SAFETY

     LoyaltyPoint strives to provide each employee with a safe and healthy work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

     Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of alcohol or illegal drugs in the workplace will not be tolerated.

8.   RECORD-KEEPING

     LoyaltyPoint requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.

     Some employees are authorized to use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or LoyaltyPoint's controller.

     All of LoyaltyPoint's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect LoyaltyPoint's transactions and must conform both to applicable legal requirements and to LoyaltyPoint's system of internal controls.

     Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Recently, reports have surfaced of embarrassing comments made in emails that have caused harm to companies. Please exercise common sense in writing emails. Records should always be retained or destroyed according to LoyaltyPoint's record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult LoyaltyPoint's legal counsel.

9.   CONFIDENTIALITY

     Employees must maintain the confidentiality of confidential information entrusted to them by LoyaltyPoint or its customers except when disclosure is authorized by LoyaltyPoint's legal counsel or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to LoyaltyPoint or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends.

10.  PROTECTION AND PROPER USE OF LOYALTYPOINT ASSETS

     All employees should endeavor to protect LoyaltyPoint's assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on LoyaltyPoint's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. LoyaltyPoint equipment should not be used for non-LoyaltyPoint business, though incidental personal use may be permitted.

     The obligation of employees to protect LoyaltyPoint's assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate LoyaltyPoint policy, it could also be illegal and result in civil or even criminal penalties.

11.  PAYMENTS TO GOVERNMENT PERSONNEL

     The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. The Act also applies to the making of improper payments to obtain business from commercial customers in the United States.

     In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate LoyaltyPoint policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. Our legal counsel can provide guidance to you in this area.

12.  WAIVERS OF THESE ETHICAL GUIDELINES

     Any waiver of these Guidelines for executive officers or directors may be made only by the Board of Directors or a Board committee and may be promptly disclosed as required by law.

13.  REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR

     Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. It is the policy of LoyaltyPoint not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate fully in internal investigations of misconduct.

     Any employee may submit a good faith concern regarding questionable accounting, internal accounting controls or auditing matters or other matters in confidence and without fear of dismissal or retaliation of any kind to Robert Scellato, who is a director of LoyaltyPoint. He may be reached as follows: 4730 North 500 West, Bargersville, IN 46106, (317) 422-5042. You may also submit such a concern to our legal counsel, Daryl Cramer, Esquire, 3801 PGA Blvd, Suite 508, Palm Beach Gardens, FL 33410-2758, (561) 659-7005.

14.  COMPLIANCE PROCEDURES

     We must all work to ensure prompt and consistent action against violations of these Guidelines. However, in some situations it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

o Make sure you have all the facts in order to reach the right solutions, we must be as fully informed as possible.

o Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

o Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

o Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor's responsibility to help solve problems.

o Seek help from other LoyaltyPoint resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it with your office manager or with a human resources officer.

o You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. You may go outside of LoyaltyPoint as described in Section 13 above. LoyaltyPoint does not permit retaliation of any kind against employees for good faith reports of illegal or unethical behavior.

o Always ask first, act later. If you are unsure of what to do in any situation, seek guidance before you act.

15.  SPECIAL POLICIES WITH RESPECT TO CERTAIN OFFICERS

     The Chief Executive Officer ("CEO") and all senior financial officers, including the Chief Financial Officer ("CFO") and principal accounting officer, are bound by all of the provisions set forth above, including those relating to ethical conduct, conflicts of interest and compliance with law. In addition, the CEO, CFO and other senior financial officers are subject to the following additional specific policies:

     1. The CEO, CFO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by LoyaltyPoint with the Securities and Exchange Commission. Accordingly, it is the responsibility of the CEO, CFO and each senior financial officer promptly to bring to the attention of the Board of Directors or the Audit Committee any material information of which he or she may become aware that affects the disclosures made by LoyaltyPoint in its public filings or otherwise assist the Board and the Audit Committee, in fulfilling their responsibilities.

     2. The CEO, CFO and each senior financial officer shall promptly bring to the attention of the Board and the Audit Committee, any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect LoyaltyPoint's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in LoyaltyPoint's financial reporting, disclosures or internal controls.

     3. The CEO, CFO and each senior financial officer shall promptly bring to the attention of our legal counsel or the CEO, and to the Audit Committee, any information he or she may have concerning any violation of these Guidelines, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in LoyaltyPoint's financial reporting, disclosures or internal controls.

     4. The CEO, CFO and each senior financial officer shall promptly bring to the attention of LoyaltyPoint's legal counsel or the CEO, and to the Audit Committee, any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to LoyaltyPoint and the operation of its business, by LoyaltyPoint or any agent thereof, or of violation of these Guidelines or of these additional special policies and procedures.

     5. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of these Guidelines or these additional special procedures by the CEO, CFO and LoyaltyPoint's senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to these Guidelines and to these additional special procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual's employment. In determining what action is appropriate in a particular case, the

Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

                                                                       EXHIBIT B

                             Audit Committee Charter
                                       of
                               LoyaltyPoint, Inc.
--------------------------------------------------------------------------------
                      As approved by the Board of Directors
                                       of
                               LoyaltyPoint, Inc.
                                       on
                                November 5, 2004

1.   STATEMENT OF PURPOSE AND POLICY

     There shall be a committee of the board of directors of LoyaltyPoint, Inc. (the "Company") to be known as the Audit Committee. The Audit Committee is appointed by the board to assist the board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

     The Audit Committee shall fulfill its oversight responsibility to the stockholders relating to the annual independent audit of the Company's financial statements, the internal financial reporting practices of the Company, any special audits, and the quality and integrity of the financial statements of the Company. In addition, the Audit Committee shall provide assistance with regard to the systems of internal accounting and financial controls, disclosure controls, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company. The Audit Committee, as representatives of the stockholders, is charged with the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the Company's independent auditors.

2.   ORGANIZATION

     (a)  The Audit Committee shall have at least three members,

     No later than _____________, the Audit Committee shall be comprised solely of Independent Directors (as defined in Section 2(b) below), each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, and at least one of whom is an Audit Committee Financial Expert (as defined in Section 2(c) below).

     (b) Independent Directors shall not be officers or employees or affiliated persons of the Company or its subsidiaries or any other individual having a relationship, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

          (i) a director who has been employed by the Company or any of its affiliates for the current year or any of the past three completed fiscal years;

          (ii) a director who during the current fiscal year has accepted any compensation from the Company or any of its affiliates, other than compensation for board or committee service, or who during any of the past three completed fiscal years has received compensation from the Company or any of its affiliates, other than compensation for board or committee service, in excess of $60,000;

          (iii) a director who is a member of the immediate family of an individual who is, or has been in any of the past three completed fiscal years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

          (iv) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in the current year or any of the past three completed fiscal years;

          (v) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

          (vi) a director who was a partner or employed by the Company's independent auditor during the current year or any of the past three completed fiscal years;

     (c) An Audit Committee Financial Expert shall mean a person who has the following attributes:

     o An understanding of generally accepted accounting principles and financials statements;

     o The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

     o Experience preparing, auditing, analyzing, or evaluating, financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

     o An understanding of internal controls and procedures for financial reporting; and

     o    An understanding of Audit Committee functions.

          A person shall have acquired such attributes through:

     o Education and experience as a principal financial officer, principal accounting officer, controller, public accountant, or auditor, or experience in one or more positions that involve the performance of similar functions;

     o Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;

     o Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or

     o    Other relevant experience.

3.   RESPONSIBILITIES

     In carrying out its responsibilities hereunder, the Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all current requirements and are of the highest quality. The Audit Committee shall review and reassess the adequacy of this charter in meeting these objectives on an annual basis.

     In carrying out these responsibilities, the Audit Committee shall:

     o As a committee of the board of directors, appoint, rotate lead audit partners (to the extent required by law or deemed prudent to ensure independence), and determine the compensation of, and oversee the work of the independent auditors of the Company;

     o Approve, in advance, the provision by the independent auditors of any and all permissible non-audit services, and require the provision of any such non-audit services be disclosed in periodic reports filed by the Company with the Securities and Exchange Commission subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended;

     o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

     o Review with the independent auditors and the Company's financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

     o Have the sole authority to review and approve all related party transactions between the Company or any subsidiary and any executive officer, director or affiliate of the Company, including persons or entities controlled by or under common control with such executive officers, directors or affiliates, and such other persons or entities described in SEC Regulation S-B, Item 404;

     o Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, and Audit Committee matters. These procedures shall provide for the confidential and anonymous submission of complaints;

     o Require the independent auditors to report to the Audit Committee the critical accounting policies and practices to be used, all alternative treatments of financial information within Generally Accepted Accounting Principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, any accounting disagreements between the independent auditors and management, and all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

     o Review the financial statements to be included in the Annual Report on Form 10-KSB, and the disclosures made in management's discussion and analysis, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements, and to recommend to the board whether the audited financial statements should be included in the Annual Report. Any changes in accounting procedures should be explained in the Annual Report;

     o Review the interim financial statements, management's discussion and analysis, and earnings releases with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-QSB. The Audit Committee will recommend to the board whether the interim financial statements should be included in the Quarterly Report. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire committee for the purposes of this review;

     o Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial and accounting personnel, the adequacy of the Company's internal controls, and the cooperation that the independent auditors received during the course of the audit;

     o Resolve all disagreements between the Company's management and the auditor regarding financial reporting;

     o Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company;

     o Inquire about the independent auditors' past and continuing compliance with auditor independence rules and about their program for enhancing safeguards to ensure that conflicts do not arise in the future;

     o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors; and

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     o Review the Company's Code of Ethics and the Company's compliance therewith.

     o Review and discuss with management all Section 302 and 906 certifications that are required.

4.   MEETINGS

     The Audit Committee shall meet a minimum of four times annually to discuss with management the annual audited financial statements and quarterly financial statements.

5.   RESOURCES AND AUTHORITY

     The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the exclusive authority to engage outside auditors for regular and special audits, reviews and other procedures, and to retain independent legal counsel and other advisors, as it determines necessary to carry out its duties. In furtherance of this responsibility, the Company shall provide the funding as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 10A(m)(6) of the Securities Exchange Act of 1934, as amended.

6.   LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

7.   EFFECTIVE DATE

     This Audit Committee Charter shall become effective immediately upon its approval and adoption by the board of directors of the Company. This Audit Committee Charter shall be reviewed on an annual basis to assess its adequacy.

                                                                       EXHIBIT C

                               LOYALTYPOINT, INC.

                         COMPENSATION COMMITTEE CHARTER

                         ADOPTED AS OF NOVEMBER 5, 2004

1. PURPOSE

The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of LoyaltyPoint, Inc. (the "Company") is appointed by the Board (i) to discharge the Board's responsibilities relating to compensation of the Company's directors and officers, (ii) to have overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company, and (iii) to have responsibility for producing an annual report on executive compensation for inclusion in the Company's proxy statement.

2. MEMBERS

There shall be not less than three members of the Committee, one of whom shall be elected by the Board to serve as Chairman of the Committee (the "Committee Chairman"). In addition, at least two members of the committee must qualify as "non-employee directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors," as defined in Section 162(m) of the Internal Revenue Code and Treasury regulations thereunder.

3. APPOINTMENT; AUTHORITY AND DUTIES

     (a) Appointment. The Board shall appoint members of the Committee.

     (b) Professional Advisors. The Committee shall have the authority, and is hereby authorized to incur costs, to retain special legal, accounting, compensation or other consultants to advise the Committee and/or to assist in the evaluation of director, chief executive officer, and other senior executives, or senior executive compensation, and shall have sole authority to approve the consultant's fees and other retention terms. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent compensation consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     (c) General Duties. The Committee shall annually review and approve corporate goals and objectives relevant to our chief executive officer and our other senior executives compensation, evaluate our chief executive officer and our other senior executives' performance in light of those goals and objectives, and approve the chief executive officer's and other executives officers' compensation levels based on this evaluation. Executive officers refers to all officers who are required to file reports under Section 16 of the Securities Exchange Act of 1934. In determining the long-term incentive component of the chief executive officer and other executive officers' compensation, the Committee will consider the Company's performance and relative stockholder return, the value of similar incentive awards to other executives at comparable companies, and the awards given to the chief executive officer and other executive officers in past years.

          (1) The Committee shall annually review and have the authority to set the compensation of all directors, the chief executive officer and all other Committee shall approve all grants of options under the Company's stock and option plans except as provided therein. If the Committee does not consist entirely of directors who qualify as the Internal Revenue Code, all awards of performance-based compensation and all grants under the Company's stock and option plans shall be made by a subcommittee of at least two directors who meet such qualifications. The vote of at lease two directors who meet such qualifications shall be deemed the vote of a subcommittee of such directors.

          (2) The Committee shall annually review and approve, in each case and when and if appropriate, for the chief executive officer, president and other executive officers, (i) the annual base salary level, (ii) annual incentives,
(iii) the long-term incentives, (iv) employment agreements, severance arrangements, and change in control agreements/ provisions, and (v) any special or supplemental benefits.

          (3) The Committee shall meet in executive session to determine the compensation of the chief executive officer.

          (4) The Committee may form and delegate authority to subcommittees when appropriate.

          (5) The Committee shall make regular reports to the Board and shall cause an annual report of the Committee to be included in the Company's annual report to its stockholders.

          (6) The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for their consideration and approval. The Committee shall annually review its own performance.

4. COMMITTEE MEETINGS

The Committee will hold meetings at such times and at such places as it shall deem necessary.

                                                                       EXHIBIT D

                          NOMINATING COMMITTEE CHARTER

                               LOYALTYPOINT, INC.

1.   PURPOSE

     The Nominating Committee ("Committee") was established by the Board of Directors ("Board") of LoyaltyPoint, Inc. (the "Company") to assist the Board in performing nominating functions with regard to the Board's membership. The Committee's primary function is to identify individuals qualified to become members of the Board and to recommend to the Board the director nominees for consideration at the Company's annual meeting of stockholders and to recommend to the Board the nominating policies and procedures of the Company.

2.   ORGANIZATION

     The Committee is a standing committee of the Board and shall have no less than three members. The members shall be elected to the Committee by the Board, on an annual basis or as necessary to fill vacancies in the interim. The Board shall designate one of the members of the Committee as the Committee's chairperson. The Committee members may be replaced by the Board.

3.   MEETINGS

     The Committee shall hold meetings when deemed necessary, or advisable, by the Committee's chairperson, the majority of the Committee's members, or otherwise at the direction of the Board. The Committee will make reports to the Board after each Committee meeting, and also when the Committee deems it otherwise necessary or advisable.

4.   RESPONSIBILITIES AND DUTIES

     (a) Board Nominees. The Committee will identify and review the qualifications of, and recommend to the Board, individuals qualified to become nominees for membership on the Board and to be submitted to the stockholders for election at each annual meeting of the stockholders. The Committee will also identify and recommend individuals qualified to become directors to be elected by the Board to fill vacancies and newly created directorships. The Committee will also review and consider candidates for election as directors as submitted by stockholders in compliance with applicable law, regulations, and rules, and in compliance with the Company's Bylaws.

     (b) Guidelines and Selection Criteria. The Committee will develop and recommend to the Board general guidelines and criteria to determine the Company's needs with respect to certain director qualifications, and the assessment of the actual qualifications of nominees in relation to such guidelines and criteria. The Committee will perform a due diligence investigation of each potential nominee which shall include, among other things, a background investigation.

     (c) Nominating Committee. The Committee will periodically evaluate the Company's nominating practices and policies, and make any suggestions or recommendations to the Board for possible improvement in such practices and policies.

     (d) Charter and Committee Evaluation. The Committee will review and evaluate the adequacy of this Charter at least annually and the Committee will recommend any proposed changes to the Board for the Board's consideration. The Committee will also annually review its own performance in conjunction with its mandate as provided in this Charter. The results of these evaluations will be reported to the Board.

                BY ORDER OF THE BOARD OF DIRECTORS OF LOYALTYPOINT, INC.

                Effective November 5, 2004

                               LOYALTYPOINT, INC.

                                      PROXY

     You are entitled to one vote on all proposals listed below and presented at the annual meeting for every share of Common Stock, and/or share of Preferred Stock to the extent of your voting rights contained in the Certificate of Designation for your Series (A or B), of LoyaltyPoint, Inc. ("LoyaltyPoint") that you own or owned on the record date of April 29, 2005. LoyaltyPoint's board of directors recommends that you vote "FOR" all of the proposals listed below. Your vote is important. Please read the Proxy Statement and Form 10-KSB and vote. Please complete by designating your choices below, signing this Proxy and returning it in the enclosed self-addressed envelope.

1. Election of directors to serve on the board of directors of LoyaltyPoint for a one-year term until the 2006 Annual Meeting of stockholders of
LoyaltyPoint:

Nominees:

Paul Robinson            FOR [_]   WITHHELD [_]
Robert A. Scellato       FOR [_]   WITHHELD [_]
Stephen Avalone          FOR [_]   WITHHELD [_]
James Ernest Riddle      FOR [_]   WITHHELD [_]

For, except vote withheld from the following nominee: ________________

2. I hereby approve and ratify the appointment of Tauber & Balser, P.C. as LoyaltyPoint's independent auditors for 2005.

     FOR [_]    AGAINST [_]    ABSTAIN [_]

3. I hereby authorize the transaction of any other lawful business that may properly come before the annual meeting of stockholders.

     FOR [_]    AGAINST [_]    ABSTAIN [_]

If no direction is indicated, all proposals will be voted "FOR" as recommended by LoyaltyPoint's board of directors.

                Dated: May __ , 2005

               _____________________________________
                   (Signature of Stockholder)

                      _____________________________________
                          (Printed Name of Stockholder)

                      _____________________________________
                 (Record Number of Shares of Common Stock Owned)

                      _____________________________________

 (Record Number of Shares of Preferred Stock Owned and Designated Series A or B)

NOTE: Please sign exactly as your name appears on your share certificate(s). Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.